EXHIBIT 10.16

                         AMENDMENT #2 TO LEASE AGREEMENT
                                 BY AND BETWEEN
                         UPWAY PROPERTIES, LLC (LESSOR)
                                       AND
                     NATIONAL BANK OF THE REDWOODS (LESSEE)

This AMENDMENT #2 dated as of September 2, 2003 constitutes additions to or amendments of that certain Standard Office Lease- Full Service Gross (1984 American Industrial Real Estate Association) entered into by and between Upway Properties, LLC (Lessor) and National Bank of the Redwoods (Lessee) dated as of June 1, 1999. In the event of a conflict between the terms of the Lease, Addendum #1 & Amendment #1, this AMENDMENT #2 shall control.

1)       Section Amending 2.2, Parking and Amendment #1, Vehicle Parking:
         In addition to the existing 39 on site parking spaces currently granted to Lessee by Lessor in the original lease, the Lessee shall be granted 3 additional parking spaces in the garage and 3 additional parking spaces in the surface parking area for a total of 45 on site parking space, free of charge.

2)       Section Amending 1.6, Base Rent & Addendum #1 Rent Schedule:
         Commencing October 1, 2003, the rent shall be $2.35 per square foot Full Service per month on the ground floor and $2.25 per square foot Full Service on the second floor, with annual 3% increases occurring each October 1st. The Lessee's monthly rent payment commencing on October 1, 2003 shall be $59,517.20, which includes an additional monthly payment of $90.00 for the storage space in the garage.

3)       Section Amending 1.2, Premises:
         The Lessee leases the entire ground floor, which is revised to be 18,980 usable square feet, plus 2,847 square feet attributable to the load factor of 15% for a total rentable ground floor area of 21,827 square feet.
         The Lessee also agrees to occupy Suite 210 of the second floor. The second floor suite is 3,143 usable square feet, plus 471 square feet attributable to the 15% load factor for a total rentable second floor area of 3,615 square feet. In addition the tenant also has storage space on the second floor.
         The combined usable square footage is 22,123.
         The combined rentable square footage is 25,442.

4)       Section Amending 1.5, Term:
         The Term shall be amended to end September 30, 2014.

5)       Section 34, Signs:
         The Lessee shall have the right to install signage on the building as approved by the City of Santa Rosa. Lessee's signage shall be at Lessee's expense.

6) The Lessor shall not have the right to relocate the Lessee during the term of the lease or any extension periods.

7) Operating expenses shall include, but not be limited to, utilities, property taxes, property insurance, CAM, interior and exterior property maintenance, 5 day per week janitorial service to the interior premises and the common areas, property management and property repairs/reserves.


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8)       If the Lessee does not purchase the Property, pursuant to that certain
         Option Agreement dated as of September 4, 2003, the Lessor will contribute $10 psf as an allocation for Tenant Improvements to Lessee's premises based on the Lessee's usable square footage of the Lessee's premises and the form of payment shall be as a rent credit equally divided over the initial 12 months after Lessor's PUT Option period has expired and the Lessee has not purchased the property. If the Lessee purchases the property, the Lessee shall not be entitled to any reimbursement of this Lessee improvement allowance

9) The Lessor agrees, not later than January 1, 2004, to complete the first and second floor lobbies with new lighting, flooring and interior paint to lighten up the 1st and 2nd floor lobbies.

10) Exclusivity: As long as National Bank of the Redwoods remains in possession of the Premises, Lessor shall not lease space to any Lessee whose primary business in such location would be a bank, financial institution or credit union. No other ATM machine shall be allowed in the property.

11) Commission: Lessee shall pay the real estate leasing fee of $3.00 psf based the on combined rentable square footage is 25,442 to Paul Gonzalez acting as Lessee's sole representative. The fee shall be paid upon the full execution of this Amendment.

12) Option Term: So long as Lessee, at the end of the Term of Lease is conducting regular business operations in the Premises as a Financial Institution and is not in default at the time the option is to be exercised or has not been in default of any provision of this Lease three (3) times in any one year period, Lessor grants to Lessee the option to extend the Term of the Lease for three (3) five (5)-year periods under the same terms and conditions as the Initial Lease Term.
         Section 39.2 is deleted in its entirety.

         Lessee shall serve written notice to Lessor of Lessee's election to extend not later than nine (9) months before expiration of the Term, as it may be extended from time to time or the option shall automatically terminate.

         Said notice to extend shall, upon delivery to Lessor, be irrevocable and bind Lessee to the 60-month extension period. Default hereunder by Lessee after the delivery of such notice shall, in addition to all other remedies herein described, entitle the Lessor to elect to invalidate Lessee's election to extend the Term of this Lease.

13)      Other Terms and Conditions:
         a) The effectiveness of this Amendment #2 is conditioned upon the execution of the Option Agreement by all parties.

         b) The Lessee will provide the following loan terms to Lessor that will be guaranteed for up to 16 months from lease execution to replace Lessor's existing loan:

               1)   A principal loan balance of $6,000,000
               2)   30 Year amortization;
               3)   Interest rate Fixed-Years 1-5- 5.25%, Years 6-10- 6.25%;
               4)   1/2 loan point to borrower;
               5) Option for additional 5 years with both parties to share the interest risk by agreeing to a margin and index


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         c) The Lessor agrees not to give any further extensions of the current purchase agreement due diligence timeline to the current Buyer (James Ratto).

         d) The terms contained herein shall be valid upon (i) Upway Properties, LLC successfully terminating the existing escrow for the sale of the property to James Ratto. If Upway Properties, LLC is unsuccessful in terminating the Purchase escrow, these terms shall be null and void and neither party shall have any further obligation or liability to each other.


The parties agree that the above terms will modify and amend the prior Lease Agreement and Addenda's, and will control to the extent that they are inconsistent therewith.

Agreed and Accepted:

LESSEE                                      LESSOR

Date:           9-4-03                      Date:             9-3-03
      ----------------------------                 ------------------------

By:  /s/ Patrick W. Kilkenny                By:  /s/ Paul Louie
     -----------------------------               --------------------------
 National Bank of the Redwoods                       Upway Properties, LLC










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OPTION AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

This OPTION AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (hereinafter referred to as "Agreement") is made on September 2, 2003 and entered into by and between UPWAY PROPERTIES, LLC, A California Limited Liability Corporation, (hereinafter referred to as "Optionor") and the NATIONAL BANK OF THE REDWOODS, a California Corporation (hereinafter referred to as "Optionee").

WHEREAS, Optionor is the owner of a certain improved parcel of real property, consisting of a 4-story office building with an underground parking garage located at 111 Santa Rosa Avenue, Santa Rosa, California, County of Sonoma (and together with all rights, easements, improvements placed thereon and appurtenances belonging thereto, hereinafter collectively referred to as the "Property"), identified in red in Exhibit "A" attached hereto and incorporated herein by this reference; and;

Optionor desires to sell the Property to Optionee and Optionee desires to purchase the Property from Optionor; and;

This Agreement is only in effect upon Optionor's exercise of Optionor's sole right to require Optionee to purchase the property. Optionee must close escrow based on the terms and conditions as outlined herein. If Optionor exercises its PUT Option as contained herein and Optionee fails to purchase the property, the Lease and Lease Amendment #2 may be terminated, at Optionor sole discretion, at the later of October 2004 or 60 days after Optionee's failure to purchase, without any further liability to Optionee by Optionor.

NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the parties hereby acknowledge the receipt, adequacy and sufficiency of which hereto, Optionor and Optionee do hereby covenant and agree as follows:

1. Agreement to Sell and Purchase. Optionor hereby agrees to sell to Optionee and Optionee hereby agrees to purchase from Optionor, upon the terms and conditions hereinafter set forth, the Property.

2. Purchase Price. The Purchase price to be paid by Optionee to Optionor at close of escrow for the Property shall be FIFTEEN MILLION SIX HUNDRED AND EIGHTY NINE THOUSAND and NO/100 Dollars ($15,689,000), hereinafter referred to as the "Purchase Price", all payable in cash, except that Optionee shall either assume the existing loan or pay any required prepayment penalties on such loan.

3. Deposit. Optionee shall deliver to Escrow Holder (as that term is hereinafter defined) a check in the amount of TWENTY FIVE THOUSAND and NO/100 Dollars ($25,000.00) by the end of the second business day following the day upon which Optionee receives notice of execution of the Agreement by Optionor (the aforesaid amount together with all interest earned thereon as hereinafter provided for, called



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collectively the "Deposit"). The proceeds of the aforesaid check and all subsequent increases in the Deposit shall be promptly deposited by Escrow Holder into an interest bearing account and shall be disbursed by Escrow Holder in accordance with the terms and provisions of this Agreement. All deposits shall be applicable to the purchase price.

In the event that this Agreement is not terminated on or prior to the expiration of the Inspection Date, Optionee shall thereafter deliver an additional check to the Escrow Holder in the amount of TWO HUNDRED AND TWENTY FIVE THOUSAND and NO/100 Dollars ($225,000.00), which amount, together with monies previously delivered to the Escrow Holder, including interest earned thereon, to be referred to collectively as the "Deposit" for a total deposit of TWO HUNDRED AND FIFTY THOUSAND and NO/100 Dollars ($250,000.00)and shall become non refundable to the benefit of the Optionor, subject to Liquidated Damages as per Section 16.a. and applicable to the purchase price.

4. Escrow. Following full execution of this Agreement an escrow shall be opened to consummate the transaction contemplated by this Agreement at the offices of FIRST AMERICAN TITLE 400 E Street Santa Rosa, Ca. 95401 Attn: Dona Robertson, (the "Escrow Holder"). Said Escrow Holder shall also provide title insurance and hereinafter may also be referred to as the "Title Company".

5. Title. Optionor shall convey to Optionee a good, marketable and insurable title to the Property free and clear of all liens, encumbrances, tenants at will, encroachments, restrictions, covenants, assessments (except for assessments that are recorded against the Property, payable over a period of time, billed with the property tax statements from Sonoma County and not yet due and payable), charges, agreements, taxes (except for current year taxes which are not yet due and payable) and easements, except as otherwise approved in writing by Optionee in its sole discretion.

     Following the opening of escrow Optionor shall order and, upon issuance, deliver a Preliminary Title Report and copies of all CC&R's, cross access, cross parking agreements and all other documents and/or exceptions including legible copies of all documents reported as exceptions in such report (hereinafter referred to collectively as the "Title Review Documents") to Optionee. Optionee shall have five (5) business days following receipt of the Title Review Documents to examine title to the Property and to give Optionor written notice of any liens, encumbrances or other items affecting the Property which are unacceptable to Optionee (the "Title Defects"), failing which Optionee shall be deemed to be satisfied with Optionor's title to the Property as reflected in the Title Review Documents. In the alternative event wherein Optionee is not satisfied with the Title Review Documents, Optionor shall elect to (i) satisfy and eliminate the Title Defects and give written notice thereof to Optionee on or before five (5) days following the date of such notice to Optionor, or (ii) provide to Optionee assurances satisfactory to Optionee, as determined in Optionee's sole discretion, that the Title Defects can be satisfied on or before a date mutually acceptable to Optionor and Optionee, and Optionor shall thereupon satisfy and eliminate the Title Defects on or before such date, or
(iii) not take any action to eliminate the title defects.

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     In the event Optionor  elects not to take any action to eliminate the Title
Defects Optionor shall so advise Optionee in writing and Optionee shall have five (5) days following the receipt of such notice to advise Optionor, in writing, whether or not it will accept title to the Property subject to such Title Defects.

     In the event Optionee does not so advise Optionor within said five (5) day period, or Optionee advises Optionor that it is not willing to accept title to the Property subject to such Title Defects, this Agreement shall be terminated, the Deposit shall be returned to the Optionee and neither party shall have any further obligation or liability one to the other.

     In the event any easement, restriction, conveyance, encumbrance or other instrument affecting the Property or title thereto is executed or filed for record from and after the date of the Preliminary Title Report or in the event Optionee receives notice of any matter other than the Title Defects affecting the Property or title thereto (hereinafter collectively referred to as "Subsequent Title Defects"), Optionor covenants and agrees to remove such Subsequent Title Defects upon notice thereof and no later than seventy-two (72) hours prior to the close of escrow.

     If Optionor fails to cure or correct such Title Defects and Subsequent Title Defects within the periods provided for in this Agreement, then Optionee may either (i) terminate this Agreement and receive an immediate return of the Deposit, if any, from the Escrow Holder, after which no party shall have any further right, duty, obligation or liability hereunder to any other party hereto; or (ii) waive such Title Defects or Subsequent Title Defects and elect to close the sale and purchase of the Property in accordance with all other terms and provisions hereof.

     In order to facilitate Optionee's examination of title within the time specified in this Agreement, Optionor covenants and agrees that within three (3) days following the execution of this Agreement by Optionor to furnish to Optionee copies of all of Optionor's title records affecting the Property in possession of Optionor, including without limitation, deeds or other sources of Optionor's title, easements, restrictions, reservations, rights-of-way, plats or maps of survey, title insurance policies, abstracts, attorneys' title opinion and similar evidence.

6. Property Reports and Leases. Promptly following the execution of this Agreement by Optionor, but in no event more than five (5) days following such execution, Optionor shall deliver to Optionee complete and legible copies of the following documents, leases and reports pertaining to the Property that are in Optionor's possession or reasonably accessible to Optionor:

a. The fully executed leases and related Addendum's and Exhibits with the tenants and all Service Contracts in Effect;

b. Optionor must provide all property reports, including all Environmental Reports and including the Indemnity Agreement from the prior Owners;


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c.   Preliminary  Title  Report  and  copies of all  exceptions,  including  the
     Property Tax Statement;

d. Complete working Drawings any other pertinent Plans and Specifications related to the building;

e. The existing loan documents, including the promissory note and Deed of Trust;

f. The assignment of the existing indemnity agreement that Optionor is to provide Optionee for the environmental condition that exists at the property;

g.   Any  other  document  in  Optionor's   possession  that  would   reasonably
     facilitate Optionee's inspection and analysis of the Property and its operation.

     Optionor represents and warrants such documents to be true and correct copies of the underlying instrument, and makes no other representation or warranty except as provided elsewhere herein, unless said documents were prepared by a third party, in which case the Optionor shall look to their own review of the document(s) to determine the validity of each document, without Optionor representation or warranty.

7. Inspections. Optionee shall have five business (5) days following his receipt of all the documents described in Section #6 and the Title Review Documents described in Section #5 to inspect and examine the Property and the documents provided by Optionor, and to perform any studies, reviews or tests concerning the Property that Optionee may desire (the "Inspection Period"). On or before the expiration of the Inspection Period, Optionee shall, in its sole discretion, advise Optionor and Escrow Holder in writing of its desire to proceed with the transaction contemplated by this Agreement; provided, however, in the event such written notice is not so provided, this Agreement shall be deemed null and void, Optionee shall be entitled to an immediate return of the Deposit, and the parties hereto shall have no further obligations hereunder except for the return of said Deposit to Optionee.

     Optionee, its employees, agents and engineers shall prior to the close of escrow have the privilege of going upon the Property from time-to-time during normal business hours as needed to inspect, examine and survey the Property and other engineering tests and studies, all at Optionee's sole cost and expense; provided, however, Optionee shall first notify and receive approval for such entries from Optionor, such approval not to be unreasonably withheld, and further provided, that Optionee shall hold Optionor harmless from any damages and claims of damages incurred through the exercise of such privilege by Optionee.

8. Financing Contingency. None, the purchase will be all payable in cash, except that Optionee shall either assume the existing loan or pay any required prepayment penalties on such loan.


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9.   Close of Escrow.  Close of Escrow to occur the earlier of (i) 30 days after
Optionor notifies Optionee in writing that a Fremont California property has been secured by Optionor or (ii) in the event the Optionor does not secure the Fremont property, the close of escrow shall be within 90 days from Optionor's written notification to Optionee of Optionor's exercise of its right to require the Optionee to purchase the property under the terms and conditions contained herein (the "Closing Date"), in the offices of the Escrow Holder in Santa Rosa, CA.

10.  Covenants of Optionor.
     (a) So long as this Agreement remains in full force and effect, commencing upon the date of this Agreement and extending through the close of escrow, Optionor shall not make any changes to, or otherwise modify, any of the improvements of the property without the written consent of the Optionee.

     (b) So long as this Agreement remains in full force and effect, Optionor shall not terminate or modify the Lease without the prior written consent of Optionee.

     (c) The terms contained herein shall be valid only upon (i) Upway Properties, LLC successfully terminating the existing escrow for the purchase of the property to James Ratto. If Upway Properties, LLC is unsuccessful terminating the purchase escrow, these terms shall be null and void and neither party shall have any further obligation or liability to each other, except that Optionee original lease dated June 1, 1999 shall remain in full force and effect.

11. Representations and Warranties of Optionor. Optionor hereby represents and warrants as follows, which representations and warranties shall be true and correct in all material respects as of the close escrow, shall survive the close of escrow and the truth of which, as of the close of escrow, shall be a condition precedent to Optionee's obligation to complete the transaction contemplated by this Agreement:

     (a) To the best of Optionor's actual knowledge there are no material defects in the physical condition of the Property;

     (b)  Except for the  environmental  condition  contained  in the  Indemnity
          Agreement and disclosed by Optionor to Optionee, to the best of Optionor's actual knowledge the Property and the ground water below the surface of the Land, is free of all contaminants and hazardous substances as such terms are commonly understood and defined;

     (c) To the best of Optionor's actual knowledge Optionor knows of no public improvements, which have been ordered to be made and which have not hereto been completed, assessed and paid for;

     (d) To the best of Optionor's actual knowledge there are no unrecorded liens for overdue taxes, state or federal, income, property or otherwise;

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     (e)  To the best of Optionor's actual knowledge there are no actions, suits or proceedings of any kind or nature whatsoever, legal or equitable, pending or threatened against Optionor or the Property, or any portion or portions thereof, or relating to or arising out of the ownership, management or operations of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality;

     (f)  To the best of Optionor's  actual knowledge  Optionor has no knowledge
          of  any  pending  or  threatened   condemnation   or  eminent   domain
          proceedings, which would affect any of the Property.

     (g) No right to the property or any interest therein has been granted to any other party than Optionee other than as disclosed in writing to Optionee.

12.  Covenants of Optionee.

     (a) Optionee shall inspect the Property, review all reports and attempt to satisfy any conditions for the benefit of Optionee;

     (b) Optionee shall provide the necessary funds required to complete the successful close of this transaction.

13. Representations and Warranties of Optionee. Optionee hereby represents and warrants to Optionor as follow:

     (a) The individual(s) executing this Agreement on behalf of Optionee have the right, power, legal capacity, and authority to enter into this Agreement on behalf of Optionee and to execute all other documents and perform all other acts as may be necessary to complete the transaction contemplated herein;

     (b) Optionee acknowledges and agrees that this Agreement constitutes a legal, valid and binding obligation of Optionee, enforceable against Optionee in accordance with its terms and provisions, except as may be otherwise limited by laws affecting the rights of creditors. The Optionee, upon receipt of notice by Optionor exercising Optionor's PUT Option, agrees to close the purchase of the property under the terms and conditions as set forth in this Agreement. If the Optionee defaults and fails to close the escrow, the Optionor can terminate the Optionee's lease Amendment # 2 at the property, without any liability or obligation to the Optionee.

14. Documents. At least ten (10) business days prior to the close of escrow, Optionor shall execute and deliver to Escrow Holder the following:
     (a) a grant deed duly executed by Optionor, and in form for recording, conveying marketable, and fee simple title to the Property;

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     (b) an assignment in favor of Optionee of the leases, including the balance of security deposit related to such lease held by Optionor, in respect of the use and/or occupancy of any portion of the Property;

     (c) a bill of sale conveying, assigning and otherwise transferring to Optionee (i) that personal property of Optionor located at the Property as of the date of this Agreement, and (ii) third party warranties and guaranties in respect of equipment and/or work performed by contractors on behalf of the Tenant and pursuant to the maintenance and repair of the Property, if any;

     (d) Estoppel certificate(s) signed by the tenants entitled to possession of the Property, such estoppel certificates to be in form and content acceptable to Optionee and Optionee's lender, these estoppel(s) to be delivered to Optionee from Optionor no later than ten (10) days prior to the close of escrow. Among other things, the estoppel certificates shall contain an acknowledgment as to the date of the current lease, whether or not there have been any lease amendments, and if so, the date and nature of such amendments, the amount of monthly rent currently being paid, the amount of security deposits previously paid and the nature of any unresolved disputes or claimed defaults between tenant and Optionor;

    (e) Optionor shall acquire Subordination, Attornment and Non Disturbance Agreement(s) (SNDA) from the Tenants;

    (h) all other documents as the Escrow Holder may reasonably require to complete the transaction contemplated by this Agreement;

15.      Costs and Prorations.
         (a) Attorney's Fees. Optionee and Optionor shall be responsible for fees and charges of their respective attorneys in connection with the closing of the transaction contemplated by this Agreement.

         (b) Title Insurance. Optionee pays for cost of Owner's policy of Title insurance and; (c) Escrow Fees. Escrow fees shall be paid by Optionee and;

         (c) Escrow Fees. Escrow fees shall be paid by Optionee and;

         (d) Transfer Taxes. Transfer taxes and any sales taxes shall be paid by Optionor and;

         (e) Other Closing Costs. All other closing costs, including but not limited to, recording fees, notary fees and document preparation shall be shared equally between Optionee and Optionor.

         (f) Prorations. Real property and ad valorem taxes and other state or local taxes, charges and assessments (all of which appear on the County Tax Statement) affecting the Property, rent, interest and insurance, if any, shall be prorated as of the date of the close of escrow.

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         (g) Assessment. Optionor shall not be required to pay all assessments against the Property unpaid as of the close of escrow; because such assessments are recorded against the Property, payable over a period of time and billed with property tax statements from Sonoma County and are part of the Operating Expenses of the property, Optionor shall only be required to pay those assessments that delinquent as of the close of escrow and those taxes not paid by Tenant pursuant to the lease, if any.

         (h) Security Deposits. Optionee shall be credited at the close of escrow in an amount equal to the balance of any security deposit(s) related to the Leases held by Optionor.

  16.    Default and Remedies.
     (a) By Optionee Liquidated Damages. In the event the (i) Optionor has complied with each and every obligation of Optionor hereunder, (ii) each and every condition precedent to Optionee's obligations hereunder is satisfied, and
(iii) Optionee shall fail to perform Optionee's obligation to purchase the Property at the close of escrow in accordance with the terms, provisions and conditions of this Agreement, Optionor shall be entitled to terminate this Agreement by giving written notice of such termination to Optionee and Escrow Holder, whereupon the Deposit will be paid to Optionor as full and complete liquidated damages for the default of Optionee pursuant to California Civil Code Sections 1671, 1676 and 1677. The parties expressly acknowledge and agree, as indicated by the initialing of this paragraph, that the liquidated damages are intended to compensate Optionor for any and all damages suffered by reason of any default by Optionee, such damages being impossible of calculation, and further, that the payment of the Deposit is not intended as a penalty, but as full and complete liquidated damages. Optionor's right to the deposit as liquidated damages shall be part of Optionor's exclusive right and remedy, and Optionor waives, relinquishes and releases all other rights, and remedies, including, but not limited to, any right to sue Optionee for any element of damages or for specific performance under this Agreement. Notwithstanding anything to the contrary, the Optionor may also, at Optionor's sole option, terminate the Optionee existing lease Amendment #2 for the property as further Liquidated Damages, without any further obligation or liability to Optionee.

/s/ Paul Louie                                    /s/ Patrick W. Kilkenny
------------------------------------              --------------------------
Optionor                                                  Optionee

     (b) By Optionor. In the event Optionor defaults in the performance or compliance with any of the obligations, covenants or agreements to be performed or any of the conditions to be complied with by Optionor under the terms and provisions of this Agreement or if any of the representations or warranties of Optionor contained herein are untrue at the close of escrow and not waived by Optionee, Optionee shall, as Optionee's sole and exclusive remedy, be entitled to, (i) initiate an action against Optionor for the specific performance by Optionor of the


Initials                               8                                Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------
terms and provisions of this Agreement, or (ii) terminate this Agreement by giving written notice of such termination to Optionor and Escrow Holder,





whereupon Escrow Holder shall promptly refund to Optionee all Deposit monies paid hereunder and Optionor shall promptly reimburse Optionee for the actual, and reasonable, expenses incurred by Optionee in Optionee's exercise of its efforts to satisfy conditions inserted for the benefit of Optionee.

/s/ Paul Louie                              /s/ Patrick W. Kilkenny
---------------------------                 --------------------------
Optionor                                           Optionee

17. Condemnation. In the event the Property or any portions thereof shall be taken or condemned by any governmental authority or other entity having power of eminent domain or Optionor shall receive a notice of proposed taking prior to the close of escrow, Optionor shall immediately notify Optionee to said effect and Optionee shall have the option of either terminating this Agreement by giving written notice thereof to Optionor within twenty (20) days after Optionor's notice of such proposed taking, in which event Optionee shall be entitled to a refund of all of the Deposit or of consummating the transaction provided for herein without reduction of the Purchase Price and requiring Optionor to assign, transfer and set over to Optionee at the close of escrow all of Optionor's right, title and interest in and to any awards that my be made by reason of such condemnation. In the event Optionee fails to notify Optionor within said twenty (20) day period of Optionee's election to terminate this Agreement, then it shall be conclusively presumed that Optionee has elected to consummate the transaction provided for herein, without abatement of the Purchase Price and to receive all of Optionor's right, title and interest in and to any awards that may be made by reason of such condemnation.

18. Risk of Loss. Prior to the close of escrow all risk of loss to the Property, from any casualty or otherwise, shall remain upon Optionor. In the event of any damage or destruction of any portion of the Property prior to the close of escrow, Optionee shall decide, at its sole discretion, and so advise Optionor in writing, either (i) to accept an assignment of all insurance proceeds and make the repairs to the Property at its sole cost and expense, or (ii) to require that Optionor make the repairs to the Property at its sole cost and expense. Notwithstanding the foregoing, in the event the estimated cost of repairs to the Property, as determined from quotations obtained by Optionor from reputable contractors experienced in making such repairs, shall exceed fifty percent (50%) of the Purchase Price, then either the Optionor or Optionee shall have the right to terminate this Agreement by serving written notice on the other party within ten (10) days of receipt by both parties of the above described estimated cost of repairs. In the event of such termination, the Deposit shall be returned to the Optionee, and neither party shall have any further obligation or liability, one to the other.


Initials                               9                                Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------

19. Time. Time is of the essence of this Agreement.

20. California Law. This Agreement is made and entered into as a contract for the purchase and sale of real property to be interpreted under and governed and enforced according to the laws of the State of California.

 21. Severability. In the event any term, covenant, condition, agreement, section or provision shall be deemed invalid or unenforceable by a court of competent and final jurisdiction, this Agreement shall not terminate or be deemed void or voidable, but shall continue in full force and effect and there shall be substituted for such stricken provision a like, but legal and enforceable, provision which most nearly accomplishes the intention of the parties hereto and if no such provision is available, the remainder of this Agreement shall be enforced.

 22. Possession. Optionor shall deliver possession of the Property to Optionee at the close of escrow subject only to the existing leases and those exceptions to title approved by Optionee pursuant to the provisions of Paragraph 5 hereof.

 23. Other Assurances. From time to time, either before or after the close of escrow, and as an obligation of the parties which shall survive the close of escrow and not be merged with the execution and delivery of the grant deed, either party, upon the reasonable request of the other party, shall, without charge, furnish such other instruments, documents, material and information, and obtain and deliver to the requesting party such other consents, approvals, estoppel certificates and affidavits as may be reasonably requested by such party in order to effectuate the transaction contemplated by this Agreement and the operation of the Property.

24. Notices. All notices required, necessary or desired to be given pursuant to this Agreement, including a change of address for purposes of notice, shall be in writing and shall be deemed effective and given (i) upon personal delivery,
(ii) upon delivery if sent by Federal Express or similar private courier company that maintains records of its deliveries, (iii) upon transmission by facsimile machine to the facsimile number listed herein, or (iv) upon deposit in the United States Mail, certified, return receipt requested, postage prepaid and addressed as follows:

OPTIONOR:                  UPWAY PROPERTIES, LLC
                           39134 State Street
                           Fremont, CA  94538
                           Attn: Paul Louie
                           (510) -791-1333
                           (510) 791-1386 Fax

OPTIONEE:                  National Bank of the Redwoods
                           Attn: Patrick Kilkenny
                           111 Santa Rosa Avenue, Suite 100
                           Santa Rosa, CA 95401



Initials                               10                               Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------

                                    (707)
                              Fax # (707)





Copy to:                   CATALYST COMMERCIAL GROUP, INC
                           111 Healdsburg Avenue, Suite C
                           Healdsburg, Ca 95448
                                 (707) 431-3510
                           Fax#: (707) 431-3513
                           Attn.: Paul Gonzalez

Escrow
Holder:                    FIRST AMERICAN TITLE
                           400 E Street
                           Santa Rosa, CA 95401
                           Attn: Dona Robertson, Escrow Officer
                           Facsimile: (707) 523-
                           Phone:      (707) 523-3902

25. Assignment. At any and all times prior to the close of escrow Optionee shall, without the prior consent of Optionor, have the right to assign its rights, interest, duties and obligations under this Agreement to any entity in which Optionee retains an ownership interest or has the financial ability to close the transaction under the terms contained herein. An assignment of Optionee's rights, interest and duties and obligations under this Agreement to any other person or entity shall require the prior written approval of Optionor, such approval not to be unreasonably withheld or delayed.

 26. Binding Effects. The terms, covenants and conditions of this Agreement shall be binding upon and shall enure to the benefit of Optionee and Optionor and their respective successors, assigns, heirs and legal representatives.

 27. Modification and Amendment. This Agreement may not be modified, altered or amended except by a written instrument executed by both Optionee and Optionor.

 28. Entire Agreement. This Agreement, including all attached Exhibits, constitutes the entire and complete agreement of Optionee and Optionor with respect to the transaction contemplated hereby, and conversations, undertakings, representations, promises, inducements, warranties or statements not reduced to writing and expressly set forth herein shall be of no force or effect whatsoever.

29. Broker and Commissions. Optionee and Optionor represent and warrant to each other that no broker, agent, salesperson, or finder has been engaged with respect to, or is in any way entitled to, a commission or other fee in connection with the transaction contemplated hereunder, except for Paul Gonzalez of CATALYST COMMERCIAL GROUP, INC., of Santa Rosa, CA, hired by the Optionor as it's sole consultant (the


Initials                               11                               Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------

"Broker"). Optionor agrees to pay a real estate commission equal to Two percent (2%) of the purchase price to be paid Paul Gonzalez, Optionor's Agent upon the close of escrow. Said commission to be paid out of the Optionor's proceeds, in escrow, through escrow. In the event of a claim for any commission or fee by any other broker, agent, salesperson or finder, Optionee and Optionor hereby agree to indemnify and hold each other harmless from any and all such claims and any and all demands, costs, expenses, and causes of action therewith. The Optionor shall pay any legal fees to the Broker, if required to collect Brokers commissions. The parties acknowledge and consent that Paul Gonzalez is acting as a dual agent in this transaction.

         Both parties have been advised by the Broker to have the attorney review and approve this Option Agreement. Unless either party objects to the use of this Option Agreement prior to ratification, this Option Agreement shall be deemed approved and the Broker shall not have any liability for the preparation of this Option Agreement as to the legal content and legal sufficiency of the Option Agreement.

Optionor's Initial  /s/ PL                  Optionee's Initial  /s/ PWK
                    -------                                     -------

30. Survival of Agreement. All of the terms and provisions of this Agreement shall survive the close of escrow and not merge with the execution and delivery of the grant deed contemplated herein.

31. Agreements Affecting the Property. Optionor hereby covenants and agrees with Optionee that so long as this Agreement remains in full force and effect, Optionor shall not sell, assign, convey (absolutely or as security), grant a security interest in, or otherwise encumber or dispose of, any portion of the Property or any interest or rights therein, and shall not modify any existing lease(s) or enter into any new lease(s) without the prior written consent of Optionee. Optionee is aware that an existing loan encumbering the property is currently in place, the property is pledged as security and the loan is due on October 1, 2004. If the Optionee pays the loan prior to October 1 2004, the Optionee will pay the prepayment penalty.

32. Headings. The paragraph and subparagraph headings throughout this Agreement are for convenience and reference only, and the words contained therein shall not be held to expand, modify, amplify or aid in the interpretation, construction or meaning of this Agreement.

33. Mediation of Disputes. Optionee and Optionor agree that in the event a dispute arises as to the meaning, interpretation or performance of any provision of this Agreement, that Optionee and Optionor shall submit such dispute to mediation before resorting to binding arbitration. Either party may initiate the mediation process by serving written notice on the other party, and unless both parties agree otherwise, the dispute shall be submitted to a Judicial Arbitration and Mediation Service with office in either San Francisco California. Prior to commencement of the mediation, Optionee and Optionor agree to execute a document limiting the admissibility in arbitration or any civil action of anything said, any admission made, and any documents prepared, in the course of the

Initials                               12                               Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------
mediation. The mediator, whose fee shall be shared equally between Optionee and Optionor, shall not be empowered to impose a settlement on either party.

34.  Binding Arbitration. Intentionally deleted.

35. Attorneys' Fees. All fees and expenses of attorneys or other advisors retained by Optionor or Optionee pursuant to this Agreement and the completion of the transaction contemplated thereby shall be the sole responsibility of the party engaging the services of such attorney or advisor; except, however, if following a decision pursuant to binding arbitration either party hereto shall institute any action or proceeding to enforce the award rendered said party shall be entitled to recover, from the other, reasonable attorneys' fees and costs for services provided in such proceeding.

36. Tax Deferred Exchange. In the event Optionor wishes to enter into a tax deferred exchange for the Property, or if Optionee wishes to enter into a tax deferred exchange with respect to property owned by Optionee in connection with this transaction, each of the parties agrees to cooperate with the other party in connection with such exchange, including, without limitation, the execution of such documents as may be reasonably necessary to effectuate the same. Such obligations shall, however, be subject to the following conditions: (i) the party not initiating the exchange shall not be obligated to advance or delay the closing; (ii) all additional costs in connection with the exchange, if any, shall be borne by the party initiating the exchange; (iii) the party not initiating the exchange shall not be obligated to execute any note, contract, or other document providing for any personal liability; and (iv) the party initiating the exchange shall indemnify and hold the other party harmless from and against any and all claims and liabilities in any way arising out of or resulting from the indemnified party's participation in such exchange.

37. Conditions Precedent. Optionee's obligation to complete the transaction contemplated by this Agreement shall be conditional to each of the following events:
         (a) Removing contingencies as described in Section #5, 6 & 7.
         (b) Optionor terminating the existing escrow with James Ratto. No extension to the current escrow will be granted by Optionor to James Ratto

38. Foreign Person affidavit. At the close of escrow, Optionor shall deliver to Optionee an affidavit pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, sworn to under the penalty of perjury setting forth Optionor's U.S. taxpayer identification number and stating that Optionor is not a foreign person, and is a "United States Person" as defined in the Code. In lieu of furnishing such nonforeign affidavit, Optionor may deliver to Optionee a qualifying statement issued by the United States Treasury, such statement to be in accordance with the rules and provisions as contained in Section 1445 of the Internal Revenue Code.

39. Documents required for Closing in form and content acceptable to Optionor and Optionee.


Initials                               13                               Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------

         (a) a grant deed duly executed by Optionor, and in form for recording, conveying marketable, and fee simple title to the Property;

         (b) an assignment in favor of Optionee of the leases, including the balance of security deposit related to such leases held by Optionor, in respect of the use and/or occupancy of any portion of the Property;

         (c) a bill of sale conveying, assigning and otherwise transferring to Optionee (i) that personal property of Optionor located at the Property as of the date of this Agreement, and (ii) third party warranties and guaranties in respect of equipment and/or work performed by contractors on behalf of the Tenant and pursuant to the maintenance and repair of the Property, if any;

         (d) Estoppel certificate(s) signed by the tenants entitled to possession of the Property, such estoppel certificates to be in form and content acceptable to Optionee and Optionee's lender, this estoppel to be delivered to Optionee from Optionor no later than ten (10) days prior to the close of escrow. Among other things, the estoppel certificate shall contain an acknowledgment as to the date of the current lease, whether or not there have been any lease amendments, and if so, the date and nature of such amendments, the amount of monthly rent currently being paid, the amount of security deposits previously paid and the nature of any unresolved disputes or claimed defaults between tenant and Optionor;

         (e) Optionor shall acquire Subordination, Non Disturbance and Attornment Agreements (SNDA) from the Tenants;

  (i) All other documents as the Escrow Holder may reasonably require to complete the transaction contemplated by this Agreement;

40. Extension to Next Business Day. In the event a date for the end of a period, delivery of notice or the close of escrow shall fall on a Saturday, Sunday or legal holiday, then such date shall be postponed to the next business day immediately following such date.

41. Exhibits. The following attached exhibits are incorporated herein by this reference:
         Exhibit A - Site Plan Exhibit B - Agency Disclosure

42. Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


     IN WITNESS WHEREOF, the Optionee has caused this Agreement to be executed as an offer to Optionor to purchase the Property upon the terms and conditions set forth herein, which offer shall remain open for acceptance by Optionor until 5:00 o'clock PM

Initials                               14                               Initials
/s/ PL                                                                  /s/ PWK
------                                                                  -------

California time on the 5th day of September 2003. If Optionor has not delivered two (2) fully executed copies of this Agreement to Optionee or Broker by such point in time, said offer might be terminated by either party.

     The date of this Agreement shall be deemed to be the next business day following the latest date on which this Agreement shall be executed by any of the parties.


OPTIONEE:


By:  /s/ Patrick W. Kilkenny                      Date:             9-4-03
     ---------------------------------                        -----------------
         National Bank of the Redwoods

  Its:  President & CEO
        ------------------------------

OPTIONOR:


By:  /s/ Paul Louie                               Date:             9-3-03
     ----------------------------------                      -------------------
         Paul Louie, Managing Partner
         Upway Properties, LLC









Initials                               15                               Initials
/s/ PL                                                                  /s/
------                                                                  -------